EXHIBIT 10.1

                                LICENSE AGREEMENT


         THIS AGREEMENT, entered into this fourth day of February, 1997, by and between Dr. Martin Nedderman and John Bedard, both California residents (hereinafter "Licensors") and Dental Resources, Inc., a Minnesota Corporation (hereinafter "Licensee").

         WHEREAS, Licensors own all fights and title in and to the Total Flex Denture device and any patents to be applied for and the invention claimed and disclosed therein and referred to in such patent as Total Flex Denture, and, all know how, technical information and drawings, associated goodwill, marketing and trade business information, contract fights, and all other rights, properties and privileges associated with such device.

         WHEREAS, Licensors and Licensees have agreed to own all right, title, and interest in and to the trade name to such device jointly.

         WHEREAS, Licensors are willing to exclusively license in all regions of the world its rights in the Total Flex Denture device to the Licensee on the terms contained herein.

         WHEREAS, Licensee desires to organize a marketing program to execute and create a market and demand for these devices, and is accordingly interested in producing and selling the Total Flex Denture device under this exclusive license during at least the term provided for in this agreement.

         NOW THEREFORE, for valuable consideration and upon the mutual promises and covenants contained herein, the parties to this License Agreement agree as follows:

         1. The products licensed in this Agreement include all products and devices manufactured, sold or used by the Licensee that are associated with such Total Flex Denture device and the licensed know how covered by this Agreement includes all factual knowledge, technological information, trade secrets, drawings, sketches, and other data related to the manufacture, marketing, installation, fitting, and the use of Total Flex Denture device, whether presently in the possession, or subsequently coming into the possession, or developed by Licensors, during the term of this Agreement.

         2. The "license royalty" to be paid under this Agreement is a fee paid to the Licensors (or their successors in interest) by the Licensee for each unit of the licensed products that the Licensors have the fight to manufacture, use and sell under the terms of this Agreement. For purposes of determining the license royalty, each "year" shall be measured in respect to the annual date on which this Agreement is effective.

         3. License Grant - For a three-year term commencing on the date of this Agreement, the Licensors hereby grant to the Licensee an exclusive license to produce, use and sell the products covered by this License Agreement, and all patents and know how pertaining thereto, throughout all regions of the world.

         4. Cooperation of Licensors - Licensors agree to cooperate fully and to use their best efforts, including referring current distribution or other marketing contacts of Licensors to Licensee, and in providing any reasonable assistance to Licensee in solving any technical problems arising in connection with the production, use and installation of the Licensed Products. Licensors will also assist Licensee as necessary with certain training sessions to be agreed to by the parties hereto as the need arises, provided that Licensee shall pay Licensors for any out-of-pocket expenses incurred by them incident to assisting with such training or assisting with solving technical problems.

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         5.       Royalties - Licensee shall make the following royalty payments to Licensors consisting of:

                  i) A cash license royalty per unit or device of Licensed Product sold or used by Licensee which shall be equal to seven percent (7%) (The royalty of seven percent (7%) will be negotiable for the period of six months to determine market conditions from the date of this first contract.) of Licensee's wholesale price to customers purchasing such devices from Licensee, which base price shall be flexible and mutually agreed upon by the parties hereto for the purpose of determining such royalty payments due hereunder. Such cash royalty payments shall be made to Licensors by Licensee within ten (10) days of the end of each quarter. Licensee shall not be required to pay cash royalties on free sample devices used in promotions or for damaged or defective products.

                  BUSINESS RECORDS: Licensee hereby agrees to keep business records showing the manufacture and sale or other disposition of the Licensed Products in sufficient detail to enable the License Royalty to be accurately and fairly determined, and further agrees to permit its books and records to be examined from time to time, during normal business hours and with reasonable notice, to the extent necessary for Licensors to verify that Licensee is complying with the requirements and obligations of this Agreement. If material omissions or errors are discovered incident to any such verification examinations, Licensee shall be responsible for all costs of such examinations by Licensors or their accounting representative. At a minimum, such business records shall show all customer names and addresses purchasing Licensed Products from Licensee, and the amount of the Licensed Products purchased by them from Licensee. Any business record knowledge acquired by Licensors, or business operational information pertaining to Licensee, shall be treated by Licensors on a strictly confidential basis and not disclosed to any other party without the permission of Licensee.

         6. Marketing - The Licensee will use its best efforts to diligently promote and market the Licensed Products herein, and Licensee shall not make any warranties, representations or claims regarding the Licensed Products without the approval of Licensors. Any governmental approval needed to market the Licensed Products in any federal, state, or local governmental area shall be obtained by Licensee at its expense. The Licensee assumes all risks and liabilities arising out of any warranty, guarantee, or other representation made by Licensee in the marketing or promotion of the Licensed Products; and Licensee will indemnify and hold harmless Licensors in respect to any lawsuit, claim or proceeding arising out of any such warranty, guarantee or representation of Licensee in the sale or promotion of the Licensed Products, or arising out of the use of the Licensed Product by anyone derived from sales thereof made by Licensee.

                  Licensee will set aside and expend at least five thousand dollars ($5,000.00) to develop and package the Licensed Products for proper marketing by Licensee; and in addition, Licensee will set aside and expend an additional ten thousand dollars ($10,000.00) for marketing and distribution of the Licensed Product during the first year hereof

         7. Renewal - Licensors hereby agree to renew the royalty payments due on sales of the Licensed Products after the end of the three-year term of this agreement, with such renewal terms to be mutually agreed upon by both parties hereto.

         8. Transfer of Rights - All license rights under this Agreement shall be binding upon any successor in interest of the Licensors. The Licensee shall have no fight to sublicense or assign the license fights hereunder without the express written consent of the Licensor.

         9. Termination - During the three-year term of this exclusive license, the Licensee may terminate and release its license fights hereunder only upon providing sixty (60) days advance notice in writing to the Licensors. It is mutually understood and agreed between the parties hereto that the failure of the Licensee to comply with the terms of this Agreement shall give the Licensors the

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                  fight to cancel this Agreement by giving Licensee thirty (30)
                  days notice in writing of such cancellation; provided, however, that if within such thirty-day period Licensee shall have corrected such contract default leading to the cancellation by the Licensors, this Agreement shall remain in full force and effect. Upon termination for default, Licensee shall not be relieved of any prior obligations hereunder and Licensee shall pay all royalty payments due at termination and for any products sold by Licensee after termination. Licensors have the fight to make a final inspection of business records of Licensee upon such termination for the purpose of verifying all royalties have been accounted for and paid by Licensee as required by this Agreement.

         10. Surplus Supplies - In the event Licensors enter into a license agreement with a party other than the Licensee herein after the expiration of the three-year term of this Agreement, Licensors shall then purchase from the Licensee the molds, equipment, surplus merchandise, promotional material and any other item that has been purchased by the Licensee to promote, manufacture or market the above device. The surplus supplies shall be purchased at their original cost to Licensee.

         11.      General Matters -

                  a. Notices: All notices provided for herein shall be given in writing and hand delivered or sent by certified mail, directed as follows:

                           To Licensors:  Dr. Martin Nedderman and John Bedard
                                          c/o A & M Dental Laboratories, Inc.
                                          425 South Santa Fe Street
                                          Santa Ana, California 92705-4196

                           To Licensee:   Dental Resources, Inc.
                                          c/o Doug Murphy 530 South River Street
                                          Delano, Minnesota 55328

                  b. Parties in Interest: This Agreement shall inure to the benefit of and bind the parties hereto, and their respective successors and assigns as the case may be.

                  c. Waiver: Any failure on the part of either party hereto to comply with any of the obligations or conditions of this Agreement may be waived in writing by the other party.

                  d. Governing Law: This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

                  e. Severability: If any part of this Agreement is deemed to be unenforceable for any reason, the balance of the Agreement shall remain in full force and effect.

                  f. Relationship of Parties: The relationship between the parties hereto is strictly that of Licensors and Licensee, and the Licensee shall have no fight to bind or in any way obligate the Licensors in respect to any contract or understanding with another party.

                  g. Entire Agreement: This Agreement contains the entire agreement between the parties hereto and supersedes all previous understandings, negotiations and commitments between the parties hereto in respect to the subject matter of this Agreement; and this Agreement may not be released, discharged, abandoned, changed or modified in any manner except by a written instrument duly executed by each party hereto.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this License
Agreement as hereinafter appearing.


     /s/ Dr. Martin Nedderman                    /s/ Doug Murphy
-------------------------------------      -------------------------------------
Dr. Martin Nedderman                       Doug Murphy - President
Licensor                                   Licensee


     /s/ John Bedard
-------------------------------------
John Bedard
Licensor